Exhibit 10.3

THIS NOTE (AS DEFINED BELOW) MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ALIENATED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF INVESTOR (AS DEFINED BELOW). THIS NOTE IS SUBJECT TO A RIGHT OF OFFSET IN FAVOR OF INVESTOR UPON THE OCCURRENCE OF CERTAIN EVENTS AS SET FORTH IN MORE DETAIL IN SECTION 4 BELOW.

State of Utah

$2,000,000.00 April 15, 2020

INVESTOR NOTE #1

FOR VALUE RECEIVED, CHICAGO VENTURE PARTNERS, L.P., a Utah limited partnership (“Investor”), hereby promises to pay to NEMAURA MEDICAL INC., a Nevada corporation (“Nemuara”), DERMAL DIAGNOSTICS LIMITED, an England and Wales corporation (“Dermal Diagnostics”), and TRIAL CLINIC LIMITED, an England and Wales corporation (“Trial Clinic,” and together with Nemaura and Dermal Diagnostics, “Company,” and Company together with Investor, the “Parties”), the principal sum of $2,000,000.00 together with all accrued and unpaid fees incurred or other amounts owing hereunder, all as set forth below in this Investor Note #1 (this “Note”). This Note is issued pursuant to that certain Note Purchase Agreement of even date herewith, entered into by and between Investor and Company (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which Company issued to Investor that certain Secured Promissory Note in the principal amount of $6,015,000.00 (as the same may be amended from time to time, the “Company Note”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

1.                   Monitoring Fee. Beginning on June 1, 2020 and continuing on the first day of each month thereafter until this Note has been paid in full, a monitoring fee equal to 0.833% of the then-current outstanding balance of this Note will automatically be added to the outstanding balance. The entire unpaid principal balance and all accrued and unpaid monitoring fees, if any, under this Note, shall be due and payable on the date that is twenty-four (24) months from the date hereof (the “Investor Note Maturity Date”); provided, however, that Investor may elect, in its sole discretion, to extend the Investor Note Maturity Date for up to thirty (30) days by delivering written notice of such election to Company at any time prior to the Investor Note Maturity Date.

2.                   Payment. Unless prepaid, all principal and accrued monitoring fees under this Note is payable in one lump sum on the Investor Note Maturity Date. All payments of monitoring fees and principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid monitoring fees, and thereafter to principal. Payment of principal and monitoring fees hereunder shall be delivered to Company at the address furnished to Investor for that purpose.

3.                   Prepayment by Investor. Investor may, with Company’s consent, pay, without penalty, all or any portion of the outstanding balance along with any accrued but unpaid monitoring fees on this Note at any time prior to the Investor Note Maturity Date. Notwithstanding the foregoing, on April 30, 2020 (the “Conditional Prepayment Date”), Investor shall be obligated to prepay the outstanding balance of this Note so long as no Event of Default (as defined in the Company Note) under the Company Note shall have occurred as of the Conditional Prepayment Date.

4.                   Right of Offset. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, in the event (i) of the occurrence of any Event of Default under the Company Note, (ii) of a breach of any material term, condition, representation, warranty, covenant or obligation of Company under any Transaction Document, or (iii) Company sells, transfers, assigns, pledges or hypothecates this Note, or attempts to do any of the foregoing, whether voluntarily or involuntarily, Investor

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shall be entitled to deduct and offset any amount owing by Company under the Company Note from any amount owed by Investor under this Note (the “Investor Offset Right”), provided that if any of the foregoing events occur and Investor has not yet exercised the Investor Offset Right, the Investor Offset Right shall be automatically exercised on the date that is thirty (30) days prior to the Investor Note Maturity Date (an “Automatic Offset”). Other than with respect to an Automatic Offset, Investor may only elect to exercise the Investor Offset Right by delivering to Company a written notice of offset.

5.                   Default. If any of the events specified below shall occur (each, an “Investor Note Default”), Company may declare the unpaid principal balance under this Note, together with all accrued and unpaid monitoring fees thereon, fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to Investor. If any default is curable, then the default may be cured (and no Investor Note Default will have occurred) if Investor, after receiving written notice from Company demanding cure of such default, either (i) cures the default within fifteen (15) days of the receipt of such notice, or (ii) if the cure requires more than fifteen (15) days, immediately initiates steps that Company deems in Company’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an Investor Note Default:

5.1.	Failure to Pay. Investor’s failure to make any payment when due and payable under this Note;

5.2.           Breaches of Covenants. Investor’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note;

5.3.           Representations and Warranties. If any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Investor to Company in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Company to enter into the Purchase Agreement, shall be false or misleading in any material respect when made or furnished; and

5.4.           Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar law or rule against Investor, and such petition is not dismissed within sixty (60) days, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Investor.

6.                   Remedies; Liquidated Damages. Notwithstanding Company’s right to accelerate pursuant to Section 5 above, Company’s sole and exclusive remedy for an Investor Note Default shall be to offset the outstanding balance of this Note plus a default fee of $125,000.00 (the “Default Fee”) against the outstanding balance of the Company Note. Company shall not have any right to specific performance or the right to pursue any type of collections action against Investor. Company and Investor agree that in the event Investor fails to comply with any of the terms or provisions of this Note, Company’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future rates, future share prices, future trading volumes and other relevant factors. Accordingly, Company and Investor agree that the Default Fee is not a penalty but instead is intended by the parties to be, and shall be deemed, liquidated damages.

7.                   Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that neither Party shall assign any of its rights hereunder without the prior written consent of the other Party, except that Investor may assign this Note to any of its Affiliates without the prior written consent of Company and, furthermore, Company agrees that it shall not unreasonably withhold, condition or delay its consent to any other assignment of this Note by Investor.

8.                   Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

9.                   Purchase Agreement; Arbitration of Disputes. By acceptance of this Note, each Party agrees to be bound by the applicable terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions attached as an exhibit to the Purchase Agreement.

10.                Customer Identification–USA Patriot Act Notice. Company hereby notifies Investor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Company’s policies and practices, Company is required to obtain, verify and record certain information and documentation that identifies Investor, which information includes the name and address of Investor and such other information that will allow Company to identify Investor in accordance with the Act.

11.                Pronouns. Regardless of their form, all words used in this Note shall be deemed singular or plural and shall have the gender as required by the text.

12.                Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

13.	Time is of the Essence. Time is of the essence with this Note.

14.                Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

15.                Amendments and Waivers; Remedies. No failure or delay on the part of either Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to either Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by Investor and Company and (ii) only in the specific instance and for the specific purpose for which made or given.

16.                Notices. Unless otherwise provided for herein, all notices, requests, demands, claims and other communications hereunder shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by providing notice thereof in the manner set forth in the Purchase Agreement.

17.                Final Note. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of Investor and Company and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations of Investor and Company with respect to the subject matter of the Transaction Documents. This Note, together with the other Transaction Documents, represents the final agreement between the Parties and may not be contradicted by evidence of any alleged prior, contemporaneous, or subsequent oral agreements of the Parties. There are no unwritten oral agreements between the Parties.

18.                Waiver of Jury Trial. EACH OF INVESTOR AND COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

INVESTOR:

CHICAGO VENTURE PARTNERS, L.P.

By: Chicago Venture Management, L.L.C., its General Partner

By: CVM, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

ACKNOWLEDGED, ACCEPTED AND AGREED:

COMPANY:

NEMAURA MEDICAL INC.

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

DERMAL DIAGNOSTICS LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

TRIAL CLINIC LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO